UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  December 8, 2004
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                             AGU Entertainment Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       005-79752                                       84-1557072
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(Commission File Number)                      (IRS Employer Identification No.)


  3200 West Oakland Park Blvd., Lauderdale Lakes, Florida              33311
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         (Address of Principal Executive Offices)                   (Zip Code)

                                 (954) 714-8100
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AMENDMENT NO. 2 TO AGREEMENT FOR PURCHASE AND SALE

         On November 30, 2004, we entered into Amendment No. 2 to Agreement for Purchase and Sale (the "Amendment No. 2") with Charley Zeches, in her capacity as trustee of Lakes Holding Trust U/A (the "Seller"). The Agreement for Purchase and Sale, dated effective as of September 10, 2004, as amended by the Amendment for Purchase and Sale, dated effective as of October 25, 2004, relates to the purchase by us from Seller of the real property located at 3200 West Oakland Park Boulevard, Lauderdale Lakes, Florida. The Amendment No. 2 extends the closing date from November 30, 2004 to December 20, 2004, decreases the conversion price on the promissory note from $3.50 to $2.50 per share, and obligates us to pay an additional fee of $37,500 in the form of 37,500 shares of our common stock and $37,500 in cash to the Seller. The Amendment No. 2 also contains an extension option that would permit us to extend the closing date to January 15, 2004, subject to certain conditions.

SETTLEMENT AGREEMENT

         Effective December 8, 2004, Allen Jacobi resigned as President of Pyramid Records International, Inc., a Florida corporation and one of our subsidiaries. We are not obligated to make any payments to him under the termination provisions of his employment agreement. On December 8, 2004, as part of his resignation, we and our subsidiaries, The Tube Music Network, Inc., a Florida corporation, and Pyramid Records International, Inc., a Florida corporation, entered into a Mutual Release and Settlement Agreement (the "Settlement Agreement") with Allen Jacobi, Josh Danoff, Jeff Shane, Delsy Gutierrez, each employees of Allen Jacobi, Pyramid Records Corp., a Florida corporation, and Pyramid Media Group, Inc., a Florida corporation (the "Pyramid Parties").

         Under the terms of the Settlement Agreement, the Pyramid Parties must deliver all rights to certain master recordings to us, pay all brokerage commissions under the license agreement, deliver all business files and computers to us, forfeit all rights to a telephone number and notify parties to certain agreements that the Pyramid Parties are no longer authorized to act on our behalf. The terms of the Settlement Agreement provide for us to pay $11,000 for an outstanding legal bill owed by Pyramid Records Corp., permit Allen Jacobi to retain $40,000 received under a license agreement, transfer any rights to the existing Stephen Stills contract to Allen Jacobi, subject to approval by the artist, and relinquish all rights to an internet domain name. We will also be entitled to all future monies to be received under the license agreement.

FORWARD- LOOKING STATEMENTS

         This report may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements reflect management's current views with respect to future events and financial performance and include statements regarding the intent, belief or current expectations of us and members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that actual results may differ materially from those

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contemplated by such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 14, 2004                 AGU ENTERTAINMENT CORP.


                                           By:  /s/ John W. Poling
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                                           Name: John W. Poling
                                           Title:   Chief Financial Officer

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